SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2004

FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (301) 986-9200

Item 2. Acquisition or Disposition of Assets.

     The Registrant issued a press release on May 27, 2004 and filed a Current Report on Form 8-K on May 28, 2004, announcing its execution of a purchase agreement for the acquisition of a portfolio of 14 properties (the “Suburban Maryland Portfolio”) for approximately $123.0 million. The Suburban Maryland Portfolio contains approximately 1.4 million square feet and is comprised primarily of industrial and flex properties.

     The Registrant hereby announces that it completed its acquisition of the Suburban Maryland Portfolio on July 16, 2004. The Registrant acquired the Suburban Maryland Portfolio using available cash, funds drawn from the Registrant’s revolving line of credit, proceeds from its June 2004 follow-on public offering of common shares and the assumption of a $78.0 million fixed-rate first mortgage loan collateralized by all of the properties in the Suburban Maryland Portfolio. In connection with the closing of the acquisition, the Registrant issued a press release which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

The required financial statements for the Suburban Maryland Portfolio were included in the Registrant’s Form 8-K filed on May 28, 2004.

(b)	Pro Forma Financial Information.

The required pro forma financial information for the Suburban Maryland Portfolio was included in the Registrant’s Form 8-K filed on May 28, 2004.

(c)	Exhibits.

Exhibit 99.1	Press Release with respect to the closing of the Registrant’s acquisition of the Suburban Maryland Portfolio, dated July 16, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST POTOMAC REALTY TRUST (Registrant)

Date: August 4, 2004	/s/ Barry Bass Barry Bass Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release with respect to the closing of the Registrant’s acquisition of the Suburban Maryland Portfolio, dated July 16, 2004.